EXHIBIT 21

                           Subsidiaries Of Registrant


Subsidiaries of Registrant on December 31, 1997 included:

                                                                PLACE OF
NAME OF SUBSIDIARY                                            INCORPORATION

3 Executive Campus Realty, Inc.                                Delaware
Commercial Cold Storage, Inc.                                  Georgia
Enclave Parkway Realty, Inc.                                   Delaware
Prescient Technologies, Inc.                                   Delaware
Sabal Corporation                                              Florida
Sleeper Street Realty Corporation                              Delaware
Stone & Webster Development Corporation                        Delaware
   Auburn VPS General Corporation                              Delaware
   Auburn VPS Limited Corporation                              Delaware
   Stone & Webster Auburn Corporation                          Delaware
   Stone & Webster Binghamton Corporation                      Delaware
   SWL Corporation                                             Delaware
Stone & Webster Engineers and Constructors, Inc.               Delaware
   3 Executive Campus Corporation                              Delaware
   245 Summer Street Corporation                               Massachusetts
   1430 Enclave Parkway Corporation                            Delaware
   Belmont Constructors Company, Inc.                          Delaware
   DSS Engineers, Inc.                                         Florida
   Fast Supply Corporation                                     Delaware
   Rockton Associates, Incorporated                            Delaware
   SAW Consulting Services, Inc.                               Delaware
   Stone & Webster Civil and Transportation Services, Inc.     Massachusetts
   Stone & Webster Construction Company, Inc.                  Delaware
   Stone & Webster Canada Limited                              Canada
      Rockton Field Services of Canada Ltd.                    Canada
   Stone & Webster Engineering Corporation                     Massachusetts
      Stone & Webster International of Mauritius Limited       Mauritius
         Stone & Webster India Private Limited                 India
   Stone & Webster Industrial Technology Corporation           Delaware
   Stone & Webster Management Consultants, Inc.                New York
      Stone & Webster of Argentina Corporation                 Delaware
      Stone & Webster Overseas Consultants, Inc.               Delaware
   Stone & Webster Michigan, Inc.                              Michigan
   Stone & Webster Operating Corporation                       Delaware
   Stone & Webster Overseas Group, Inc.                        Delaware
      Advanced Technologies (Cayman) Limited                   Cayman Islands
         Selective Technologies Corporation                    Delaware
      Associated Engineers & Consultants, Inc.                 New York
         AEC International Projects, Inc.                      Delaware
      International Associates (Cayman) Limited                Cayman Islands
         International Engineers & Constructors, Incorporated  Delaware
   Process Engineers (Cayman) Limited                          Cayman Islands
      Process Engineers, Incorporated                          Delaware
   Rockton Technical Services Corporation                      Delaware
   Stone & Webster Abu Dhabi (United Arab Emirates), Inc.      Delaware
   Stone & Webster Asia Corporation                            Delaware
   Stone & Webster Bharat, Incorporated                        Delaware
   Stone & Webster Dominican Republic, Incorporated            Delaware
   Stone & Webster Far East Technical Services Corp.           Delaware
   Stone & Webster Group Limited                               England
      Stone & Webster Abu Dhabi (United Arab Emirates) Limited England
      Stone & Webster Anadolu Muhendislik Muteahhitlik
         Dis Ticaret Limited Sirketi                           Turkey
      Stone & Webster Construction Limited                     England
      Stone & Webster Engineering Limited                      England
         Stone & Webster Services Limited                      England
         Stone & Webster Services Sdn. Bhd.                    Malaysia
         Stone & Webster Engineering (Mauritius) Limited       Mauritius
      Stone & Webster Engineering and Field Services Limited   England
      Stone & Webster Management Consultants Limited           England
   Stone & Webster Indonesia Corporation                       Delaware
   Stone & Webster Inter-American Corporation                  Delaware
   Stone & Webster International Corporation                   Delaware
   Stone & Webster International Projects Corporation          Delaware
   Stone & Webster Italia, Incorporated                        Delaware
   Stone & Webster Korea Corporation                           Delaware
   Stone & Webster Kuwait, Incorporated                        Delaware
   Stone & Webster Lithuania Corporation                       Delaware
   Stone & Webster of Mexico Engineering Corporation           Delaware
   Stone & Webster Middle East Engineering Services
      Corporation                                              Delaware
   Stone & Webster Pacific Corporation                         Delaware
   Stone & Webster Power Engineering Corporation               Delaware
   Stone & Webster Puerto Rico, Incorporated                   Delaware
   Stone & Webster Saudi Arabia, Incorporated                  Delaware
   Stone & Webster Taiwan Corporation                          Delaware
   Stone & Webster Technology Corporation                      Delaware
      Stone & Webster Technology B.V.                          Netherlands
   Stone & Webster (Thailand) Limited                          Thailand
Stone & Webster Power Projects Corporation                     Delaware
Stone & Webster Worldwide Engineering Corporation              Delaware
Stone & Webster Oil Company, Inc.                              Texas
Summer Street Realty Corporation                               Massachusetts
Stone & Webster International Sales Corporation                US Virgin Islands